Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Schrödinger, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, $0.01 par value per share	Other(3)	15,605,822 shares (2)	$22.92 (3)	$357,696,340.42 (3)	$92.70 per $1,000,000	$33,159.00

Total Offering Amounts					$357,696,340.42		$33,159.00

Total Fee Offsets							—

Net Fee Due							$33,159.00

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Consists of (i) 5,000,000 shares issuable under the 2022 Equity Incentive Plan (“2022 Plan”) and (ii) an additional number of shares (up to 10,605,822) issuable under the 2022 Plan as is equal to the sum of (A) the number of shares of common stock reserved for issuance under the registrant’s 2020 Equity Incentive Plan (the “2020 Plan”) that remained available for grant under the 2020 Plan immediately prior to the date that the 2022 Plan was approved by the registrant’s stockholders and (B) the number of shares of common stock subject to awards granted under the 2020 Plan that are outstanding as of such date and which awards expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by the registrant at their original issuance price pursuant to a contractual repurchase right.

(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) of the Securities Act. The proposed maximum offering price per unit and the maximum aggregate offering price are calculated based on (i) $24.51, the exercise price of the 104,349 shares subject to outstanding stock option grants under the 2022 Plan and (ii) $22.91, the average of the high and low sales price of the registrant’s common stock as reported on the Nasdaq Global Select Market on June 14, 2022, in accordance with Rule 457(c) under the Securities Act for the 15,501,473 shares issuable under the 2022 Plan which are not subject to outstanding options.